                                                                    EXHIBIT 2.3


                ASSIGNMENT OF RECORD TITLE IN OIL AND GAS LEASE
                        AND BILL OF SALE AND CONVEYANCE

UNITED STATES OF AMERICA        --

                                --      KNOW ALL MEN BY THESE PRESENTS:

OUTER CONTINENTAL SHELF         --

        THAT NORTHPORT PRODUCTION COMPANY, AN OKLAHOMA CORPORATION 2601 NW EXPRESSWAY, SUITE 902E, OKLAHOMA CITY, OKLAHOMA 73112-7208 (herein called "ASSIGNOR"), for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has transferred and assigned and by these presents does hereby transfer and assign to the parties in the following proportions:


        Fortune Petroleum Corporation             Working Int.            Net Rev. Int.
        30101 Agoura Ct., Suite #110                .166666                 .125000
        Agoura Hills, CA 91301
                                                    =======                 =======
        Total                                       .166666                 .125000


(hereinafter called "ASSIGNEE") all of ASSIGNOR'S right, title and interest in and to the Oil and Gas Lease described on Exhibit "A" which is attached hereto and made a part hereof for all purposes, together with all of ASSIGNOR'S right, title and interest in and to the well, wellbore, gathering systems, platform, processing facilities, pipe, tubing, casing, and equipment located on such Oil and Gas Lease or used or obtained directly in connection with operations conducted on such Oil and Gas Lease, and any and all personal property described in Exhibit "A", and all of ASSIGNOR'S right, title and interest in and to any contracts, agreements, rights-of-way, easements, pipeline use agreements and other agreements and interest connected therewith, but only insofar as the foregoing relate to such Oil and Gas Lease and only insofar as the same are assignable or partially assignable.

        The Oil and Gas Lease, as described in Exhibit "A", shall hereinafter sometimes be referred to as the "Subject Lease", and the lands described therein shall hereinafter sometimes be referred to as the "Subject Lands." The interests conveyed by ASSIGNOR to ASSIGNEE hereunder in the Subject Lease and the interests in agreements and the personal property, fixtures, moveables, immovables, equipment and well described above, and on Exhibit "A", shall sometimes be referred to hereinafter as the "Assets."

        This Assignment is expressly made subject, however, to the following reservation of overriding royalty interest, terms, covenants, and conditions:

        I.      LEASE OBLIGATIONS.      ASSIGNEE does hereby covenant and agree
to perform and comply with all express and implied obligations with respect to the Subject Lease, insofar as they affect and apply to the interest herein conveyed.

        II.     EXISTING AGREEMENTS.    This Assignment is expressly made in
conformance with and subject to the terms, covenants, and conditions of that certain Purchase and Sale Agreement ("Purchase and Sale Agreement") effective July 1, 1995, ("Effective Time") between the parties which is hereby incorporated herein by reference for all purposes. Additionally, ASSIGNOR'S interest in the Assets is subject to the terms, covenants and conditions of the agreement and other documents referenced on Exhibit "A".

        III.    APPROVAL.       This Assignment is subject to approval by the
Minerals Management Service of the U.S. Department of Interior, under the provisions of Title 30, Section 256.62 CFR, or any other governmental agency having jurisdiction. In connection with all operations on the Subject Lease, ASSIGNEE, by its acceptance hereof, agree to comply with all applicable rules, regulations, and laws pertaining to the Subject Lease and Subject Lands.

        IV.     SPECIAL WARRANTY.       This Assignment is made and accepted
without warranty of title, either express or implied, except that, ASSIGNOR warrants title to the Subject Lease in the amount of the working interest and revenue interest shown as conveyed on Exhibit "A", by , through and under ASSIGNOR, but not otherwise.

        V.      RIGHTS OF AUDIT AND OFFSET.     This Assignment does not convey
to ASSIGNEE and ASSIGNOR expressly retains any rights of audit or offset accruing prior to the Effective Time which may exist in favor of ASSIGNOR.

        VI.     RESERVATION OF OVERRIDE OF ASSIGNOR.    As shown on Exhibit
"A", ASSIGNOR does hereby reserve unto itself, its successors and assigns and Overriding Royalty Interest of 1.38889% of 8/8ths of all the oil, gas, other hydrocarbons, and all other minerals produced, saved and sold, if as and when produced, saved and sold from the Subject Lease and Subject Lands. This Overriding Royalty Interest shall be free of all development, production, marketing and operating expenses. It is the express intention of the parties that the ASSIGNEE receive a 12.5% net revenue interest as a result of this Assignment and that the ASSIGNOR retain and reserve unto itself, its successors and assigns, as an Overriding Royalty Interest, all net revenue interest it owns prior to this Assignment in excess of 12.5%.

        TO HAVE AND TO HOLD the same unto the ASSIGNEE, their successors and assigns, forever and according to the terms, covenants, and conditions of the Subject Lease, the ASSIGNEE to perform all such terms, covenants, and conditions thereof as to the Subject Lands, as well as all of the terms, covenants, and conditions hereof.

        The reservations, terms, covenants and conditions hereof shall be binding upon and inure to the benefit of ASSIGNOR and ASSIGNEE, their respective successors and assigns, and shall attach to and run with the Subject Lease and the Subject Lands and with each transfer or assignment thereof.

        This Assignment may be executed in several counterparts and the signature pages assembled to form one original.

        WITNESS THE EXECUTION HEREOF on this, the 14th day of November, 1995, but effective as of July 1, 1995.

                                     ASSIGNOR

WITNESSES:                                   NORTHPORT PRODUCTION COMPANY

/s/                                          By: /s/ TONY VIELE
-------------------------                        -----------------------------
                                                 Tony Viele, President
/s/
-------------------------            ASSIGNEE

WITNESSES:                                   FORTUNE PETROLEUM CORPORATION

/s/                                          By: /s/ TYRONE J. FAIRBANKS
-------------------------                        -----------------------------
                                                 Tyrone J. Fairbanks
/s/                                              President
-------------------------

                               ACKNOWLEDGMENTS


STATE OF TEXAS      |
                    |
COUNTY OF DALLAS    |


        BEFORE ME, the undersigned, a Notary Public in and for said County and state on this 14th day of November, 1995 personally appeared Tony Viele to me known to be the identical person who executed the within and foregoing instrument as the President of Northport Production Company, and acknowledged to me that he executed the same as his free and voluntary act and deed and the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

        Given under my hand and seal of office the day and year last above written.

                      ALAN CHRISTIAN AGEE
My commision expires  Notary Public, State of Texas    /s/ ALAN CHRISTIAN AGEE
                      My Commission Expires 3-07-99    ------------------------
                                                            Notary Public


STATE OF TEXAS      |
                    |
COUNTY OF DALLAS    |


        BEFORE ME, the undersigned, a Notary Public in and for said County and State on this ____ day of November, 1995 personally appeared Tyrone J. Fairbanks known to be the identical person who executed the within and foregoing instrument as the President of Fortune Petroleum Corporation, and acknowledged to me that he executed the same as his free and voluntary act and deed and the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

        Given under my hand and seal of office the day and year last above written.

My commission expires:
                      -------------------    -----------------------------
                                                    Notary Public

                                 EXHIBIT "A"

Attached to and made a part of that certain Assignment of Record Title In Oil and Gas Lease and Bill of Sale and Conveyance, dated effective as of July 1, 1995, between Northport Production Company, as Assignor and Fortune Petroleum Corporation, as Assignee.

SUBJECT LEASE AND SUBJECT LANDS:

        Oil and Gas Lease of Submerged Lands effective November 1, 1980, bearing Serial Number OCS-G 4460 issued by the United States of America to CNG Producing Company and Sun Oil Company (Delaware) covering all of Block 76, South Timbalier Area, as shown on OCS Leasing Map, Louisiana Map No. 6, containing 5,000 acres, more or less.

        Block 76 constitutes the Subject Lands covered hereby.

AGREEMENTS AND DOCUMENTS AFFECTING SOUTH TIMBALIER BLOCK 76:

        Joint Operating Agreement dated May 20, 1981 covering Block 76 between CNG Producing Company, Operator and Sun Oil Company, Non-Operator, including all amendments and supplement thereto.

        Well Participation Agreement Amendment to Operating Agreement and Ratification of Operating Agreement dated July 17, 1985, pertaining to Block 76.

        Assignment from Sun Exploration & Production Company to Petrodel Exploration, Inc. executed November 4, 1985, covering all of Block 76, South Timbalier Area.

        South Timbalier Blocks 76 and 77 Condensate Handling Agreement effective September 19, 1990 by and between CNG Producing Company and Santa Fe Energy Operating Partners, L.P., the working interest owners in South Timbalier Block 76 and CNG Producing Company, Petrofina Delaware Incorporated and Oryx Energy Company, the working interest owners in South Timbalier Block 76 and CNG Producing Company, the Operator of both Blocks S.T. 76 and S.T. 77.

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT                                No. 5907


State of        California
         --------------------------
County of       Los Angeles
          -------------------------
On    12/12/95      before me,        Michelle Corey, Notary
   ---------------             ------------------------------------------
        DATE                          NAME, TITLE OF OFFICER E.G.,
                                       "JANE DOE, NOTARY PUBLIC"

personally appeared                Tyrone J. Fairbanks
                   -----------------------------------------------------
                                   NAME(S) OF SIGNER(S)

[X] personally known to me - OR - [ ] proved to me on the basis of satisfactory evidence to be the person whose name is
                                      subscribed to the within instrument and
                                      acknowledged to me that he executed the
                                      same in his authorized capacity, and that
                                      by his signature on the instrument the
                                      person, or the entity upon behalf of
                                      which the person acted, executed the
            MICHELLE M. COREY         instrument.
              COMM. #996578
[SEAL] Notary Public - California     WITNESS my hand and official seal.
           LOS ANGELES COUNTY
      My Comm. Expires JUL 2, 1997              /s/ MICHELLE M. COREY
                                      ----------------------------------------
                                                  SIGNATURE OF NOTARY


                                   OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

     CAPACITY CLAIMED BY SIGNER           DESCRIPTION OF ATTACHED DOCUMENT

[ ] INDIVIDUAL
[ ] CORPORATE OFFICER                   ------------------------------------
                                             TITLE OR TYPE OF DOCUMENT
    --------------------------------
               TITLE(S)                 ------------------------------------
                                                  NUMBER OF PAGES
[ ] PARTNER(S)      [ ] LIMITED
                    [ ] GENERAL         ------------------------------------
[ ] ATTORNEY-IN-FACT                              DATE OF DOCUMENT
[ ] TRUSTEE(S)
[ ] GUARDIAN/CONSERVATOR                ------------------------------------
[ ] OTHER:                                SIGNER(S) OTHER THAN NAMED ABOVE
         ---------------------------
    --------------------------------
    --------------------------------

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)

------------------------------------
------------------------------------

      (c) 1993 NATIONAL NOTARY ASSOCIATION - 8236 Remmet Ave., P.O. Box 7184 .
                                                    Canoga Park, Ca 91309-7184